EXHIBIT 99.1

DETACH PROXY CARD HERE

REVOCABLE PROXY-COMMUNITY BANCORP INC.

SPECIAL MEETING OF STOCKHOLDERS-                    , 2006

The undersigned stockholder(s) of Community Bancorp Inc. (the “Community Bancorp”) hereby appoints, constitutes and nominates Michael J. Perdue, Gary W. Deems and Mark N. Baker, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Community Bancorp which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at                          on                 ,                 , 2006 at                  local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

The Board of Directors recommends a vote FOR proposals 1 and 2. If any other business is properly presented as the Special Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

NOTE: Please sign your full name. Joint owners should each sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

(Continued, and to be marked, dated and signed, on the reverse.)

COMMUNITY BANCORP INC.

Vote by Internet or Telephone or Mail

24 Hours a Day—7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE	OR	MAIL

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Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, located in the box below; to create and submit an electronic ballot.

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Use an touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone you do NOT need to mail back your proxy card.

DETACH PROXY CARD HERE

COMMUNITY BANCORP INC.

1.	Merger Agreement. To adopt the Agreement and Plan of Merger dated as of May 15, 2006 by and between Community Bancorp Inc. and First Community Bancorp.

☐  FOR                                 ☐  AGAINST                                ☐  ABSTAIN

2.	Adjournment or Postponement. To approve an adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies.

Date: , 2006

Signature(s)

Number of Shares

I (We) will ☐	will not ☐	attend the Annual Meeting in person

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND FOR THE APPROVAL OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

Please Detach Here

You must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope.